The Board of Directors of Northern Lights Fund Trust III (NLFT III) held a Special Meeting of the Shareholders of the Even Keel Managed Risk Fund, Even Keel Opportunities Managed Risk Fund, Even Keel Traveler Managed Risk Fund and the Even Keel Explorer Managed Risk Fund (the Old Funds), each a series of NLFT III, on October 31, 2014, which was adjourned and reconvened with respect to Even Keel Managed Risk Fund on November 21, 2014, for the purpose of approving an Agreement and Plan of Reorganization (the Agreement and Plan of Reorganization), dated November 21, 2014 by and among NLFT III, on behalf of the Old Funds, Northern Lights Fund Trust II (NLFT II), on behalf of its newly created series the Even Keel Managed Risk Fund, Even Keel Opportunities Managed Risk Fund, Even Keel Traveler Managed Risk Fund and the Even Keel Explorer Managed Risk Fund (the New Funds), and Milliman Financial Risk Management LLC, the investment adviser to the Old Funds and the investment adviser to the New Funds (the Adviser).

At the close of business September 16, 2014, the record date for the Special Meeting of Shareholders, there were issued and outstanding the following number of shares for each Old Fund:

Old Fund
Number of Shares
Even Keel Explorer Managed Risk Fund
Class A
Class I
                    12,066.1480
88,505.3060
Even Keel Managed Risk Fund
Class A
Class I
                    31,405.5550
322,646.8580
Even Keel Opportunities Managed Risk
Fund
Class A
Class I
                    21,883.4380
37,525.8470
Even Keel Traveler Managed Risk
Class A
Class I
                    10,981.2620
79,793.3070

Accordingly, shares represented in person and by proxy at the Special Meeting equaled the following percentages of the outstanding shares of each Old Fund. Therefore, a quorum was present for each Old Fund.
Old Fund
Percentage of Outstanding
Shares

Even Keel Explorer Managed Risk Fund

99.78%

Even Keel Managed Risk Fund

63.76%

Even Keel Opportunities Managed Risk
Fund

99.74%

Even Keel Traveler Managed Risk

99.15%

With respect to approval of the proposed Agreement and Plan of Reorganization the following votes were cast:

       Even Keel Explorer Managed Risk Fund
       For Approval:  97,360 shares voted
	Against Approval:  0.00 shares voted
	Abstained:  0.00 shares voted

       Even Keel Managed Risk Fund
       For Approval:  225,754 shares voted
	Against Approval:  0.00 shares voted
	Abstained:  0.00 shares voted

       Even Keel Opportunities Managed Risk Fund
       For Approval:  59,253 shares voted
	Against Approval:  0.00 shares voted
	Abstained:  0.00 shares voted

       Even Keel Traveler Managed Risk Fund
       For Approval:  90,002 shares voted
	Against Approval:  0.00 shares voted
	Abstained:  0.00 shares voted